Exhibit 10.1

___________________

Stock Option Agreement

To: ____________,

On _______________, you were awarded an option to purchase__________shares (this “Option”) of the common stock $.01 par value per share (the “Shares”) of Linens ’n Things, Inc. (the “Company”) pursuant to the Company’s New Hire Authorization (the “Plan”).

By signing a copy of this Stock Option Agreement (this “Agreement”), you hereby agree to the following terms and conditions:

     1.     Incorporation by Reference of Plan. The provisions of the Plan are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined in this Agreement have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

     2.     Option Exercise Price. The option exercise price of the __________shares awarded to you is $________ per share, based on the “Fair Market Value*” as of _________________.

     3.     Vesting. Options vest and are exercisable on and after _________________, provided however that shares of common stock acquired on exercise of this Option (“Option Shares”) may not be sold or otherwise disposed of except in one-third increments if, and at such point, over ten days (which need not be consecutive) in an established period of thirty days, the fair market value of Company common stock is at, or above, $_____, $_____, and $_____, respectively. 100% of the Option Shares may be sold or otherwise disposed of beginning on and after _________________, except as provided elsewhere in this Agreement. The options expire on _________________, unless earlier terminated under this Agreement.

Percentage Of Option Shares	NYSE Fair Market Value
Which May Be Sold or Disposed of	of LNT Shares

33.34%	$_____
33.33%	$_____
33.33%	$_____

     4.    Vesting on Death or Retirement.

            (a)     Upon your death,

                        (i) this Option shall vest and remain exercisable, and may be exercised, only for a period of one year after the date of your death, and

                        (ii) all Option Shares, whenever acquired, may be sold or disposed of without regard to the schedule contained in Section 3 of this Agreement after the date of your death.

            (b)     Upon your “Retirement,” you will continue to be entitled to exercise this Option and to sell or dispose of Option Shares in accordance with the same schedule as provided in Section 3, as if you continued to be an employee of the Company. For the purposes of this Agreement, “Retirement” shall mean termination of employment with the Company at or after the earlier of (i) age 55 and 15 years of service with the Company or (ii) age 60.

     5.     Termination of Employment. Upon the termination of your employment by the Company by reason other than by your death or Retirement, you will be entitled to sell or dispose of only the percentage of Option Shares which you had the right to sell or dispose of under Section 3 as of your termination date and the balance of any Option Shares, whenever acquired in accordance with the terms of this Agreement, may only be sold or disposed of on or after ___________. In addition, the following restrictions shall apply:

            (a)     If your employment by the Company is terminated by the Company for “Cause” (as defined below), or if you resign from your employment with the Company (other than for “Good Reason” as defined in and if expressly permitted by any employment agreement between you and the Company), no portion of this Option shall be further exercisable on or after such termination date.

            (b)     If your employment is terminated by the Company for any reason other than “Cause”, or if you terminate your employment for “Good Reason” as defined in and if expressly permitted by any employment agreement between you and the Company, this Option shall continue to be outstanding for a period of 90 days following such termination date.

            (c)     For the purposes of the Agreement, “Cause” shall mean **[(i) engaging in gross misconduct, fraud, dishonesty, gross negligence or gross insubordination, (ii) willful misconduct, (iii) an indictment (or similar criminal proceeding) being brought against you for the alleged commission of felony, (iv) becoming subject to a judgment, order, consent decree, consent order, ruling or finding in connection with any federal or state government proceeding, including without limitation, an enforcement, cease and desist, inquiry or other proceeding before the Securities and Exchange Commission, in which you are sanctioned (whether or not denying or admitting the underlying violation or liability) for any violation of the securities laws and/or enjoined from any future violation of the securities laws; or (v)]** **[“cause” as defined in your employment agreement with the Company, if applicable.]**

            For purposes of this Agreement and for purposes of any other prior or future award agreement providing for the grant of stock options or restricted stock units or other equity awards by the Company, termination of employment by the Company for any reason other than “Cause” includes any Constructive Termination Without Cause if and to the extent defined in and permitted by any employment agreement between you and the Company [as well as any termination of employment by you in the period following a Change in Control if and to the extent expressly permitted in any employment agreement between you and the Company]. “Good Reason” means a Constructive Termination Without Cause as defined in any employment agreement between you and the Company.

     6.     Expiration of Options. Notwithstanding anything to the contrary set forth in Sections 3, 4, 5 of this Agreement, under no circumstances shall this Option be exercisable after ____________ or such shorter period as is prescribed in the Plan or this Agreement.

     7.    Designated Beneficiary. You may designate a Beneficiary who will have the right to exercise this Option after your death according to the terms and conditions of this Agreement and the Plan. The form which may be used for this purpose is attached to this Agreement. If you do not designate a Beneficiary by completing the attached form and returning it to the Company, the Company will automatically provide such right to exercise to your estate.

    8.     Exercise. This Option shall be exercised by notice to the Company, accompanied by

            (i) full payment in cash or check, or

            (ii) an election to exercise this Option by means of a “cashless exercise,” so long as you have the right at the time to sell and dispose of the Option Shares which are the subject of such cashless existence. The procedure and form for any such permitted “cashless exercise” will be provided to you. However, any “cashless exercise” is subject to the insider trading rules under the federal securities laws.

You are prohibited by the federal securities laws from selling or otherwise trading in any of the Company’s common stock at a time when you are in possession of material information which has not been publicly disclosed. You also agree that you will be subject to the Company’s “black-out” policy and to the Company’s “blackout” periods during the term of your employment with the Company and for three (3) months following any termination of employment for any reason.

    9.     Rights as a Shareholder. You shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until a certificate representing such shares is duly issued and delivered to you. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued except as may be determined in accordance with Section 12(c) of the Plan.

    10.     Withholding Taxes. The Company’s obligation to deliver shares upon the exercise of this Option shall be subject to your satisfaction of all applicable federal, state and local income tax, employment tax and withholding requirements.

    11.     Restrictions on Transfer; Restrictive Legends, Stop-Transfer Orders.

            (a)     This Option shall not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by you or if this Option is subject to execution, attachment or similar process, this Option shall immediately become null and void.

             In addition, during any such period as Option Shares may not be sold or otherwise disposed of under this Agreement, those Option Shares shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of. In the event the terms of this paragraph are not complied with or if any such Option Shares so restricted are subject to execution, attachment or similar process, any such transfer shall be null and void.

            (b)     You understand and agree that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Option Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS SET FORTH IN THE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND ___________, DATED ___________, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

           (c)     Stop-Transfer Notices. You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

     12.     Anti-Dilution Provisions. If prior to expiration of this Option, there shall occur any change in the outstanding shares of the Company’s common stock by reason of any stock dividend, stock split, combination or exchange of such shares of common stock, merger, consolidation, recapitalization, reorganization, liquidation, dissolution, or similar event, and as often as the same shall occur, then the kind and number of shares subject to this Option, or the purchase price per share of such common stock, or both, may be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Committee to provide for any such adjustment shall be conclusive evidence that no adjustment is required.

     13.     Acceptance of Provisions. The execution of this Agreement by you shall constitute your acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

     14.     Change in Control. Option Shares may be sold or disposed of at and following the consummation of a Change in Control (as such term is defined in the Plan).

     15.     Confidentiality and Restrictive Covenant Provisions. In consideration of the grant of stock options to you and the compensation now and hereafter paid to you, you hereby acknowledge and agree as follows:

(a)	Confidentiality

	(i)	You are aware that the Company owns proprietary and confidential information and materials covering or related to the Company’s finances, business and operations which from time to time may be disclosed to you or to which you may obtain access or develop or create on behalf of the Company. Such information and materials may include, but are not limited to, sales information, plans and projections, trade secrets, marketing plans, product plans, margin information, vendor compensation, store plans and information, pricing techniques and plans, training programs, strategies, statistical data, forecasts, replenishment programs and systems and other information concerning the Company and its past, present or future operations, financing, sales, marketing or business (collectively “Confidential Information”). Confidential Information does not include information which is or becomes known generally by the public other than through your breach of this Agreement. You acknowledge the confidential and secret character of the Confidential Information and agree that the Confidential Information is the sole, exclusive and extremely valuable property of the Company which gives the Company an advantage over its competitors and is critical to the success of the Company and its business.

	(ii)	All Confidential Information is the property of the Company and neither your employment nor the disclosure of such information to you should be construed to grant any right, license or authorization to you to use the Confidential Information except in connection with the performance by you of the services for which you are employed by the Company. You will not during your employment by the Company or at any time thereafter exploit, reproduce or use for yourself or any third parties, or divulge or convey to any third parties, any Confidential Information except to the extent that Confidential Information shall be required to be used and/or divulged in order to enable you to perform in the ordinary course the services for which you are then currently employed by the Company.

	(iii)	You will comply with all regulations established by the Company to maintain the confidentiality of the Confidential Information and will not remove Confidential Information from your place of employment without the express consent of the Company.

	(iv)	On termination of your employment with the Company or at any other time as the Company may request, you shall end all use of any Confidential Information and return to the Company all originals and copies of any Confidential Information then in or thereafter coming into your possession (in whatever form and however such Confidential Information might be obtained or recorded). You shall not thereafter retain a copy of any such Confidential Information.

(b)	Restrictive Covenant

	(i)	During your employment by the Company and for a period of two (2) years thereafter (the “Restriction Period”), you will not, alone or with others, directly or indirectly, induce or attempt to induce any person who, during the term of your employment with the Company, was an employee or representative of the Company, to terminate his or her employment or relationship with the Company or to violate the terms of any agreement between such employee or representative and the Company, or hire or attempt to hire any employee of the Company within one hundred eighty (180) after the termination of such employee’s relationship with the Company.

	(ii)	During your employment by the Company and for a period of two (2) years thereafter, you will not accept any employment or related position, or act as a consultant (either directly or indirectly) with the following competitors of the Company: _______________ . In the case of a termination of employment by the Company for any other reason than by “Cause” (as defined in Section 5(b)), the Restriction Period shall terminate immediately upon the employee’s termination of employment.

For purposes of any prior award agreement providing for the grant of stock options, restricted stock units or other equity awards by the Company, the “Restriction Period” for any restrictive covenant included in such equity award agreement shall terminate immediately upon the employee’s termination of employment by the Company for any reason other than “Cause” (as such term is defined in Section 5(c) above).

	(iii)	You agree that the above restrictions are reasonable and necessary in light of your position and responsibilities with the Company.

(c)	Remedies

	(i)	You acknowledge that the Company will not have an adequate remedy at law for your breach of any provision of this Section 15. You consent to the entry of injunctive or other appropriate equitable relief against you with respect to any such breach (without proof of monetary or immediate damage and without any bond or other security being required), in addition to any other remedies which might be available to the Company at law or in equity.

	(ii)	Upon your breach of this Section 15, (a) all outstanding options granted to you to purchase common stock of the Company, whether granted pursuant to this Agreement or any earlier agreement regardless of whether vested or not vested in whole or in part, shall be cancelled and/or (b) if such conduct or activity occurs within two years following the exercise of any such option, you shall be required to repay to the Company any gain realized upon the exercise of such option (with such gain valued as of the date of exercise). Any repayment obligation may be satisfied in the Company’s common stock or cash or a combination thereof (based upon the fair market value of common stock on the day prior to the date of payment) and the Committee or the Board is hereby permitted and expressly authorized by you to offset against any future payments owed by the Company or of its subsidiaries to you (including any salary, bonus, severance or other compensation) to satisfy the repayment obligation. The determination of whether you have breached this Section 15 shall be determined by the Committee or the Board in good faith. This Section 15 shall have no application following a termination of employment following a Change in Control (as defined in the Plan).

(iii)	You agree to reimburse the Company for all costs and expenses (including, without limitation, court costs and the reasonable fees and expenses of attorneys) incurred by the Company in connection with any action by the Company seeking to enforce this Section 15 if and to the extent the Company is determined by a court of competent jurisdiction to have prevailed on the merits in such action.

For purposes of any prior award agreement providing for the grant of stock options, restricted stock units or other equity awards by the Company, the condition to such reimbursement of costs and expenses that the Company must have been determined by a court of competent jurisdiction to have prevailed on the merits on such action shall also apply to all such prior equity award agreements.

(iv)	If any court of competent jurisdiction determines that any provision of this Section 15, as written, is too broad in scope or duration to be enforceable, such provision should be narrowed in scope and duration to the extent (and only to such extent) necessary to make such provision enforceable. The invalidity or unenforceability of any provision or provisions of this Section 15 shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     16.     Venue and Jurisdiction; Waiver of Jury Trial. Any claim brought by you arising out of or in connection with this Agreement or the Plan (as incorporated herein by reference), the subject matter thereof, or the performance or non-performance of any obligation thereunder (other than a counterclaim maintained by you in an action originally brought by the Company), shall be brought in either the state or federal courts located in the State of New Jersey. You hereby irrevocably submit to the jurisdiction of each of the state or federal courts located in the State of New Jersey for the purposes of any suit, civil action or other proceeding ("Suit") arising out of or in connection with this Agreement or the Plan, the subject matter thereof, or the performance or non-performance of any obligation thereunder. You hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that you are not subject to the jurisdiction of the state or federal courts located in the State of New Jersey, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper. You hereby consent to service of process by first-class mail with respect to any action brought by the Company against you arising out of or in connection with this Agreement or the Plan.

YOU HEREBY WAIVE ANY TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PLAN, THE SUBJECT MATTER THEREOF, OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION THEREUNDER.

     17.     Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except in a writing executed by both parties. However, if and to the extent that the terms of any employment agreement between you and the Company as then in effect modify this Agreement, then while such employment agreement is then in effect, the terms of such employment agreement shall control as between the employment agreement and this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for the convenience of reference and shall not affect its meaning or interpretation.

Please indicate your acceptance of the foregoing terms and conditions by signing a copy of this Agreement and returning it to the Company to the attention of the Compensation Department.

Linens ’n Things, Inc.	Employee:

By:________________________	________________________

Name: Brian D. Silva
Title: Senior Vice President, Human
Resources, Administration
and Corporate Secretary

Date: ______________________	Date: ______________________

STOCK OPTION PLAN

DESIGNATED BENEFICIARY FORM

I, _____________________________, hereby appoint the following individual to act as my designated “Beneficiary*” pursuant to Linens ’n Things, Inc. New Hire Authorization (the “Plan”), and also applicable to any other option plans maintained by the Company.

______________________________________
(Name of Designated Beneficiary)

______________________________________
(Street Address)

______________________________________
(City, State and Zip Code)

______________________________________
(Telephone Number)

______________________________________
(Social Security Number)

I understand that after my death, the above-named individual may exercise Options granted to me under the Plans only to the extent that such Options are exercisable according to the terms and conditions of the Plans and all previously issued Linens ’n Things, Inc. Stock Option Agreements.

______________________ (Date)	______________________ (Signature of Employee)

* To designate more than one beneficiary, copy this page and fill out one page for each beneficiary. Next to the name of each beneficiary, note the percentage of the options, which such beneficiary will be entitled to exercise.